TransUnion Reports Third Quarter 2014 Results

•	Revenue of $338 million, an increase of 13 percent on a GAAP basis (14 percent on a constant currency basis) compared with the third quarter of 2013

•	Adjusted EBITDA of $113 million, an increase of 13 percent for the quarter with Adjusted EBITDA margin of 33.3 percent, essentially flat compared with the third quarter of 2013

•	On November 3, 2014, TransUnion announced the acquisition of L2C, Inc. ("L2C"), an innovative provider of proprietary alternative data and analytics.

CHICAGO, November 6, 2014 - TransUnion Holding Company, Inc., a global leader in information and risk management, today announced third quarter results. Total revenue was $338 million, an increase of 13 percent on a GAAP basis (14 percent on a constant currency basis) compared with the third quarter of 2013. Net loss attributable to the Company was $3 million, essentially flat compared with the third quarter of 2013. Adjusted net income attributable to the Company was $31 million, an increase of 32 percent compared with the third quarter of 2013.

Adjusted EBITDA was $113 million, an increase of 13 percent compared with the third quarter of 2013. Adjusted EBITDA margin was 33.3 percent, essentially flat compared with the third quarter of 2013 as we continue making investments in our strategic growth initiatives.

“In the third quarter, we generated strong top-line and Adjusted EBITDA growth across all business segments driven by healthy organic growth and from the performance of our recent acquisitions” said Jim Peck, TransUnion’s president and chief executive officer. "We are starting to realize the benefits of our investments in support of our strategic objective to serve the broader, rapidly growing risk solutions market. Additionally, we announced on Monday that we have acquired L2C, Inc., an innovative provider of alternative data and analytics. This acquisition supports our strategy to provide the industry with highly predictive risk information solutions and we are excited about the possibilities the combination of our capabilities will bring to existing and new customer segments."

Segment Highlights

U.S. Information Services (USIS)

Total USIS revenue was $212 million, an increase of 12 percent compared with the third quarter of 2013. Online Data Services revenue was $141 million, an increase of 9 percent, driven by our acquisition of TLO and an increase in online credit report volume. Credit Marketing Services revenue was $35 million, an increase of 12 percent, due primarily to an increase in demand for custom data sets and archive information in the financial services and insurance markets. Decision Services revenue was $36 million, an increase of 29 percent, driven by our acquisition of eScan Data Systems and other increases in the healthcare market.

Operating income was $33 million, a decrease of 20 percent compared with the third quarter of 2013. Adjusted operating income was $35 million, a decrease of 16 percent. The decrease in operating income and adjusted operating income was due primarily to additional depreciation and amortization resulting from shortening the remaining useful lives of certain existing technology assets as a result of successfully achieving a major milestone for our new technology platform that confirmed our commitment to the plan to replace our existing technology platform. Operating and integration costs associated with our recent acquisitions also contributed to the decrease in operating income and adjusted operating income.

International

International revenue was $68 million, an increase of 12 percent (17 percent on a constant currency basis) compared with the third quarter of 2013, driven by increased volumes in all regions and the inclusion of revenue from our recent acquisitions of CIBIL and ZipCode. Developed markets revenue was $26 million, an increase of 6 percent (9 percent on a constant currency basis) compared with the third quarter of 2013. Emerging markets revenue was $42 million, an increase of 17 percent (22 percent on a constant currency basis) compared with the third quarter of 2013.

Operating income was $8 million, a decrease of 8 percent compared with the third quarter of 2013, due primarily to additional depreciation and amortization resulting from shortening the useful lives of existing technology assets as we migrate to our upgraded technology platform as part of our long-term strategic growth plan. Operating and integration costs associated with our recent acquisitions also contributed to the decrease in operating income.

Interactive

Interactive revenue was $58 million, an increase of 15 percent compared with the third quarter of 2013, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in direct subscribers.

Operating income was $21 million, an increase of 28 percent compared with the third quarter of 2013, driven by the increase in revenue.

Liquidity and Capital Resources

Cash and cash equivalents were $103 million at September 30, 2014 and $111 million at December 31, 2013. Year-to-date cash provided by operating activities was $110 million. Year-to-date capital expenditures were $118 million compared with $54 million in the first nine months of 2013, due primarily to the upgrade of our technology platform and improvements to our corporate headquarters. Other cash used for investing activities included $55 million for acquisitions and purchases of noncontrolling interests, principally increasing our stake in CIBIL. Net cash provided by financing activities was $49 million due to an increase in net borrowings, partially offset by fees associated with the early redemption of the 11.375% notes and credit facility refinancing.

Non-GAAP Financial Measures

This earnings release presents changes in revenue on a constant currency basis, Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate and Adjusted Net Income (Loss) Attributable to the Company. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including revenue, operating income, operating margin, effective tax rate, net income (loss) attributable to the Company or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, Nov. 6, 2014, at 8:00 a.m. (CT) via a teleconference to discuss the business trends supporting third quarter 2014 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 844-464-3935
International dial-in: 765-507-2624
Teleconference code: 22580352

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements can be found in TransUnion Holding’s and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2013 and TransUnion Holding's Form 10-Q for the quarter ended September 30, 2014 which have been filed with the Securities and Exchange Commission and are available on TransUnion's website (http://www.transunion.com/corporate/about-transunion/investor-relations.page) and on the Securities and Exchange Commission's website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

For More Information

Contact     Lindsey Whitehead, TransUnion
E-mail        Investor.relations@transunion.com
Telephone    312.985.2860

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2014	December 31, 2013
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$103.1	$111.2
Trade accounts receivable, net of allowance of $1.0 and $0.7	196.3	165.0
Other current assets	66.1	73.5
Total current assets	365.5	349.7
Property, plant and equipment, net of accumulated depreciation and amortization of $109.1 and $70.2	170.0	150.4
Goodwill	1,994.3	1,909.7
Other intangibles, net of accumulated amortization of $356.8 and $227.5	1,929.8	1,934.0
Other assets	119.8	148.5
Total assets	$4,579.4	$4,492.3
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$92.7	$100.3
Short-term debt and current portion of long-term debt	27.7	13.8
Other current liabilities	128.1	133.5
Total current liabilities	248.5	247.6
Long-term debt	2,869.5	2,853.1
Deferred taxes	651.0	636.9
Other liabilities	23.7	22.6
Total liabilities	3,792.7	3,760.2
Redeemable noncontrolling interests	16.1	17.6
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at September 30, 2014 and December 31, 2013, 111.0 million and 110.7 shares issued at September 30, 2014 and December 31, 2013, respectively, and 110.5 million shares and 110.2 million shares outstanding as of September 30, 2014 and December 31, 2013, respectively	1.1	1.1
Additional paid-in capital	1,128.5	1,121.8
Treasury stock at cost; 0.5 million shares at September 30, 2014 and December 31, 2013, respectively	(4.3)	(4.1)
Accumulated deficit	(417.1)	(417.7)
Accumulated other comprehensive loss	(104.0)	(73.2)
Total TransUnion Holding Company, Inc. stockholders’ equity	604.2	627.9
Noncontrolling interests	166.4	86.6
Total stockholders’ equity	770.6	714.5
Total liabilities and stockholders’ equity	$4,579.4	$4,492.3

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$338.2	$299.5	$969.1	$890.8
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	124.7	115.9	378.0	354.9
Selling, general and administrative	105.4	86.3	309.1	264.5
Depreciation and amortization	67.3	48.0	174.1	138.5
Total operating expenses	297.4	250.2	861.2	757.9
Operating income	40.8	49.3	107.9	132.9
Non-operating income and expense
Interest expense	(44.7)	(49.0)	(145.4)	(148.1)
Interest income	1.1	0.8	2.3	1.3
Earnings from equity method investments	3.3	3.0	10.0	10.3
Other income and (expense), net	(0.4)	(1.6)	45.9	(7.8)
Total non-operating income and expense	(40.7)	(46.8)	(87.2)	(144.3)
Income (loss) before income taxes	0.1	2.5	20.7	(11.4)
(Provision) benefit for income taxes	(0.2)	(3.9)	(14.4)	(1.1)
Net income (loss)	(0.1)	(1.4)	6.3	(12.5)
Less: net income attributable to the noncontrolling interests	(2.5)	(2.0)	(5.7)	(5.0)
Net income (loss) attributable to TransUnion Holding Company, Inc.	$(2.6)	$(3.4)	$0.6	$(17.5)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$6.3	$(12.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	174.1	138.5
Net gain on 2014 Refinancing Transaction	(33.1)	—
Gain on fair value adjustment of equity method investment	(21.7)	—
Impairment of cost method investment	4.1	—
Loss on fair value of interest rate swaps	(0.3)	—
Amortization of deferred financing fees	5.4	6.7
Stock-based compensation	6.3	4.8
Provision for losses on trade accounts receivable	1.4	0.7
Equity in net income of affiliates, net of dividends	(1.0)	(0.9)
Deferred taxes	(2.8)	(12.1)
Amortization of senior notes purchase accounting fair value adjustment and note discount	(6.0)	(12.7)
Gain on sale of other assets	—	(1.2)
Other	0.6	(0.4)
Changes in assets and liabilities:
Trade accounts receivable	(30.4)	(14.7)
Other current and long-term assets	10.6	3.2
Trade accounts payable	2.9	(1.4)
Other current and long-term liabilities	(6.3)	13.1
Cash provided by operating activities	110.1	111.1
Cash flows from investing activities:
Capital expenditures	(117.7)	(54.1)
Proceeds from sale of trading securities	1.1	2.2
Purchases of trading securities	(2.0)	(1.7)
Proceeds from sale of other investments	6.2	—
Purchases of other investments	(7.4)	—
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(54.8)	(134.2)
Proceeds from sale of other assets	1.0	4.2
Acquisition-related deposits	8.8	(8.9)
Cash used in investing activities	(164.8)	(192.5)
Cash flows from financing activities:
Proceeds from senior secured term loan	1,895.3	923.4
Extinguishment of senior secured term loan	(1,120.5)	(923.4)
Extinguishment of 11.375% senior unsecured notes	(645.0)	—
Proceeds from revolving line of credit	28.5	65.0
Repayment of revolving line of credit	(28.5)	—
Repayments of debt	(16.7)	(8.7)
Proceeds from issuance of common stock and exercise of stock options	1.8	1.5
Debt financing fees (2014 fees include prepayment premium on early termination of 11.375% notes)	(61.5)	(4.1)
Treasury stock purchases	(0.2)	(3.0)
Distributions to noncontrolling interests	(4.4)	(2.8)
Other	0.2	2.0
Cash provided by financing activities	49.0	49.9
Effect of exchange rate changes on cash and cash equivalents	(2.4)	(5.3)
Net change in cash and cash equivalents	(8.1)	(36.8)
Cash and cash equivalents, beginning of period	111.2	154.3
Cash and cash equivalents, end of period	$103.1	$117.5

SCHEDULE 1
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Constant Currency Measures
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change

Revenue:
International segment, Developed Markets	$26.0	$24.6	5.7%	$72.6	$71.1	2.1%
Foreign exchange impact (1)		(0.7)			(2.9)
International segment, Developed Markets (constant currency)	$26.0	$23.9	8.8%	$72.6	$68.2	6.5%

International segment, Emerging Markets	$42.1	$36.0	16.9%	$112.9	$106.4	6.1%
Foreign exchange impact (1)		(1.6)			(9.4)
International segment, Emerging Markets (constant currency)	$42.1	$34.4	22.4%	$112.9	$97.0	16.4%

International segment total	$68.1	$60.6	12.4%	$185.5	$177.5	4.5%
Foreign exchange impact (1)		(2.3)			(12.3)
International segment total (constant currency)	$68.1	$58.3	16.8%	$185.5	$165.2	12.3%

Consolidated	$338.2	$299.5	12.9%	$969.1	$890.8	8.8%
Foreign exchange impact (1)		(2.3)			(12.3)
Consolidated (constant currency)	$338.2	$297.2	13.8%	$969.1	$878.5	10.3%

(1) Foreign exchange impact refers to the change in the applicable category recasting the prior year's revenue using the current year exchange rates. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$338.2	$299.5	$969.1	$890.8

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(2.6)	$(3.4)	$0.6	$(17.5)
Net interest expense	43.6	48.2	143.2	146.8
Income tax (benefit) provision	0.2	3.9	14.4	1.1
Depreciation and amortization	67.3	48.0	174.1	138.5
EBITDA	108.5	96.7	332.3	268.9
Stock-based compensation	2.1	1.2	6.3	4.8
EBITDA excluding stock-based compensation	110.6	97.9	338.6	273.7
Adjustments affecting operating income:
Acceleration of technology agreement (1)	—	—	10.2	—
Tax-related expense (2)	0.2	—	0.2	2.9
Acquisitions and divestitures (3)	1.5	—	1.5	1.2
Total adjustments affecting operating income	1.7	—	11.9	4.1
Adjustments affecting non-operating income (expense):
Debt refinancing (4)	(0.4)	—	(33.1)	—
Acquisitions and divestitures (5)	—	—	(21.7)	—
Impairment expense (6)	(0.4)	—	4.1	—
Acquisition-related expenses (7)	0.8	0.8	2.1	6.4
Other non-operating (8)	0.4	0.8	3.1	1.9
Total adjustments affecting non-operating income (expense)	0.4	1.6	(45.5)	8.3
Total adjustments	2.1	1.6	(33.6)	12.4
Adjusted EBITDA	$112.7	$99.5	$305.0	$286.1

EBITDA margin	32.1%	32.3%	34.3%	30.2%
Adjusted EBITDA margin	33.3%	33.2%	31.5%	32.1%

(1)	Represents accelerated fees for a data matching service contract that we have terminated and in-sourced as part of the upgrade to our technology platform.

(2)	Represents adjustments for operating tax expense reserves for prior years' activity.

(3)	Represents gains and losses on acquisitions and disposals of businesses and product lines.

(4)	Represents 2014 debt refinancing activity consisting of a gain on the prepayment of debt, net of prepayment premium and expenses.

(5)	Represents the remeasurement gain of our previously held equity interest in CIBIL upon consolidation.

(6)	Represents a net impairment charge for a cost-method investment that sold its assets and liquidated.

(7)	Represents costs for acquisition-related efforts

(8)	Includes hedge mark-to-market, unused line fees, loan fees, currency remeasurement and other miscellaneous.

SCHEDULE 3
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Adjusted Net Income (Loss) Attributable to the Company
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income (loss) attributable to the Company	$(2.6)	$(3.4)	$0.6	$(17.5)
Total EBITDA adjustments per Schedule 2	2.1	1.6	(33.6)	12.4
Amortization of intangible assets from 2012 change in control (1)	39.6	31.7	102.7	96.3
Amortization of intangible assets from acquisitions (2)	5.3	0.6	13.9	0.9
Subtotal before adjustments for income tax items	44.4	30.5	83.6	92.1
Adjustments for income taxes per Schedule 4	(13.8)	(7.3)	(17.8)	(30.1)
Adjusted net income (loss) attributable to the Company	$30.6	$23.2	$65.8	$62.0

(1) Represents amortization of acquired intangible assets that were established upon the Company's change in control on April 30, 2012.
(2) Represents amortization of acquired intangible assets that were established through acquisitions subsequent to the Company's change in control on April 30, 2012.

SCHEDULE 4
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014 Amount	2013 Amount	2014 Amount	2013 Amount
Income (loss) before income taxes	$0.1	$2.5	$20.7	$(11.4)
Total EBITDA adjustments per Schedule 2	2.1	1.6	(33.6)	12.4
Amortization of intangible assets per Schedule 3	44.9	32.3	116.6	97.2
Adjusted income (loss) before income taxes	$47.1	$36.4	$103.7	$98.2

(Provision) benefit for income taxes	$(0.2)	$(3.9)	$(14.4)	$(1.1)
Tax effect of EBITDA adjustments per Schedule 2(1)	0.5	(0.5)	7.8	(4.1)
Tax effect of amortization of intangible assets per Schedule 3(1)	(17.3)	(5.7)	(41.8)	(25.4)
Eliminate impact of adjustments for unremitted foreign earnings(2)	0.4	(1.1)	3.4	(0.9)
Eliminate impact of acquisition-related items(3)	1.5	0.1	10.3	0.1
Other(4)	1.1	(0.1)	2.5	0.2
Total adjustments for income taxes	(13.8)	(7.3)	(17.8)	(30.1)
Adjusted (provision) benefit for income taxes	$(14.0)	$(11.2)	$(32.2)	$(31.2)

Effective tax rate	nm	152.9%	69.6%	(9.9)%
Adjusted effective tax rate	29.8%	30.7%	31.1%	31.7%
nm: not meaningful

Note: The adjusted provision for income taxes is not intended to present the tax provision we would have recorded had our income before income taxes been the same as the adjusted income before income taxes shown above. We estimated the effect on the tax provision of excluding certain pre-tax and tax-provision-only items individually rather than reflecting the impact of such adjustments to other assumptions and estimates inherent in our tax provision. We continued to assume that we will fully utilize domestic net operating loss carryforwards but not foreign tax credits. We also assumed no changes to our existing capital structure. If these assumptions and estimates were changed, the tax adjustments could be materially different from what is disclosed.
(1) Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2) Eliminates impact of certain adjustments related to our deferred tax liability for unremitted foreign earnings, including a discrete change from foreign tax credit to foreign tax deduction methodology in 2014 and accrued withholding taxes on earnings from lower-tier foreign subsidiaries.
(3) Eliminates impact of certain acquisition-related items, principally deferred taxes established related to our pre-consolidated CIBIL investment.
(4) Eliminates impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses.

SCHEDULE 5
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Online Data Services	$140.8	$129.3	$411.9	$388.5
Credit Marketing Services	35.4	31.5	98.6	94.2
Decision Services	35.5	27.5	102.0	77.3
Total USIS	211.7	188.3	612.5	560.0
Developed Markets	26.0	24.6	72.6	71.1
Emerging Markets	42.1	36.0	112.9	106.4
Total International	68.1	60.6	185.5	177.5
Interactive	58.4	50.6	171.1	153.3
Total revenue	$338.2	$299.5	$969.1	$890.8

Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$33.4	$41.9	$92.1	$122.2
Acceleration of technology agreement (1)	—	—	10.2	—
Tax-related expense(2)	0.2	—	0.2	2.7
Acquisitions and divestitures(3)	1.5	—	1.5	(1.1)
Adjusted USIS Operating Income	35.1	41.9	104.0	123.8

International operating income	8.3	9.0	15.2	15.4
Acquisitions and divestitures(3)	—	—	—	2.3
Adjusted International Operating Income	8.3	9.0	15.2	17.7

Interactive operating income	21.3	16.7	60.8	48.0
Adjusted Interactive Operating Income	21.3	16.7	60.8	48.0

Corporate operating loss	(22.2)	(18.3)	(60.2)	(52.7)
Tax-related expense(2)	—	—	—	0.2
Adjusted Corporate Operating Income	(22.2)	(18.3)	(60.2)	(52.5)

Total operating income	40.8	49.3	107.9	132.9
Acceleration of technology agreement(1)	—	—	10.2	—
Tax-related expense(2)	0.2	—	0.2	2.9
Acquisitions and divestitures(3)	1.5	—	1.5	1.2
Total operating income adjustments	1.7	—	11.9	4.1
Total Adjusted Operating Income	$42.5	$49.3	$119.8	$137.0

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating Margin:
USIS	15.8%	22.3%	15.0%	21.8%
International	12.2%	14.9%	8.2%	8.7%
Interactive	36.5%	33.0%	35.5%	31.3%
Total operating margin	12.1%	16.5%	11.1%	14.9%

Adjusted Operating margin:
USIS	16.6%	22.3%	17.0%	22.1%
International	12.2%	14.9%	8.2%	10.0%
Interactive	36.5%	33.0%	35.5%	31.3%
Total Adjusted Operating margin	12.6%	16.5%	12.4%	15.4%

(1)	Represents accelerated fees for a data matching service contract that we have terminated and in-sourced as part of the upgrade to our technology platform.

(2)	Represents adjustments for operating tax expense reserves for prior years' activity.

(3)	Represents gains and losses on acquisitions and disposals of businesses and product lines.

SCHEDULE 6
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Segment Depreciation and Amortization
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Depreciation and amortization:
USIS	$47.7	$33.8	$125.9	$96.1
International	14.6	9.7	36.3	29.7
Interactive	2.7	2.3	7.3	6.5
Corporate	2.3	2.2	4.6	6.2
Total depreciation and amortization	$67.3	$48.0	$174.1	$138.5

SCHEDULE 7
TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Percentage Change in Revenue From Prior Periods
(in millions)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Revenue change as reported	12.9%	8.8%
Foreign exchange impact(1)	0.8%	1.4%
Acquisitions impact(2)	(7.7)%	(6.6)%
Organic constant currency revenue change	6.0%	3.6%

(1) Foreign exchange impact refers to the change in the applicable category recasting the prior year's revenue using the current year exchange rates. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(2) Acquisition impact refers to revenue recorded from acquisitions occurring within the last twelve months.